DraftKings Inc. 222 Berkeley Street, 5th Floor Boston, MA 02116 July 31, 2024 Re: Transition to New Role and Treatment of Compensation and Equity Awards Dear Jason: Reference is made to (i) the Amended and Restated Executive Employment Agreement (the “Employment Agreement”), dated as of August 5, 2021, by and between you and DraftKings Holdings Inc. (formerly DraftKings Inc.), a Nevada corporation (the “Company”), (ii) the Nonsolicitation, Nondisclosure & Assignment of Inventions Agreement and the Noncompetition Covenant, each dated as of August 5, 2021, by and between you and the Company (collectively, the “Covenants”), and (iii) each award agreement (collectively with any and all non-competition covenants, exhibits and attachments thereto as amended from time to time, the “Award Agreements”), by and between you and the Company, governing the equity awards granted to you as described on Exhibit A attached hereto, which sets forth the unvested time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) previously granted to you by the Company that are subject to the terms of the applicable award agreements documenting such awards (collectively, the “Equity Awards”). Effective on and as of August 1, 2024 (the “Compensation Transition Effective Date”), notwithstanding the terms set forth in the Employment Agreement and any Award Agreements, you acknowledge and agree (a) that the Company will pay you an annual base salary at an annual rate of $350,000 (the “New Base Salary”, with the annual base salary before the Compensation Transition Effective Date, the “Prior Base Salary”), subject to standard federal and state payroll withholding requirements in accordance with the regular payroll practices of the Company, and (b) to forfeit, for no consideration, the awards of certain PSUs as set forth in Exhibit A attached hereto that are eligible to vest based on certain metrics tied to the Company’s 2026 fiscal year performance (the “Specified 2026 PSUs”). For the avoidance of doubt, you will remain eligible for your 2024 Annual Cash Incentive in accordance with the terms of the Employment Agreement; provided, however, that the Annual Cash Incentivize will be pro-rated based on the number of calendar days paid the Prior Base Salary and the New Base Salary, respectively, measured as of the Compensation Transition Effective Date. In connection with the role transition confirmation email, dated March 15, 2024, from you to the Company (the “Transition Letter”), you acknowledge and agree that (i) the transition from your role as Chief Financial Officer of the Company to your role as Chief Transformation Officer of the Company, effective as of May 1, 2024, (ii) the reduction in annual base salary as described in this letter effective as of the Compensation Transition Effective Date, and (iii) the forfeiture, for no consideration, of the Specified 2026 PSUs as described in this letter effective as of the Compensation Transition Effective Date do not, did not and will not, whether individually or collectively together, constitute a Qualifying Termination (as defined in the Employment Agreement), Good Reason (as defined in the Employment Agreement and any

[Signature Page to Amendment Letter] applicable Award Agreements) or any similar term for purposes of the Employment Agreement, any Equity Awards or any other plan or arrangement of the Company or its affiliates. Other than as set forth above and in the Transition Letter, the terms of the Employment Agreement, the Covenants and the Award Agreements shall remain in full force and effect. DraftKings Holdings Inc. By: /s/ Linda Aiello Name: Linda Aiello Title: Chief People Officer Acknowledged and Agreed: By: /s/ Jason Park Name: Jason Park

DraftKings Inc. 222 Berkeley Street, 5th Floor Boston, MA 02116 Exhibit A Outstanding Equity Awards Award Grant Date or Program Equity Award Transition Treatment PSUs 2022 Long-Term Equity Program (2024 Performance Year) Eligible to continue vesting in accordance with terms of award agreement and Employment Agreement. PSUs 2022 Long-Term Equity Program (2026 Performance Year) 50% forfeited on the Compensation Transition Effective Date and 50% eligible to continue vesting in accordance with terms of award agreement and Employment Agreement. PSUs February 2023 (2024 Performance Year) Eligible to continue vesting in accordance with terms of award agreement and Employment Agreement. PSUs February 2023 (2026 Performance Year) 50% forfeited on the Compensation Transition Effective Date and 50% eligible to continue vesting in accordance with terms of award agreement and Employment Agreement. PSUs February 2024 (2025 Performance Year) Eligible to continue vesting in accordance with terms of award agreement and Employment Agreement. PSUs February 2024 (2027 Performance Year) Eligible to continue vesting in accordance with terms of award agreement and Employment Agreement. RSUs August 2020, February 2021, February 2022, February 2023 and February 2024 pursuant to Annual Equity Refresh Program Eligible to continue vesting in accordance with terms of award agreement and Employment Agreement.